IMPORTANT NEWS
FOR VANGUARD
SHAREHOLDERS

VANGUARD CONVERTIBLE SECURITIES FUND
VANGUARD EXPLORER FUND
VANGUARD HORIZON FUND
VANGUARD/MORGAN GROWTH FUND
VANGUARD/PRIMECAP FUND
VANGUARD SELECTED VALUE PORTFOLIO
VANGUARD SPECIALIZED PORTFOLIOS
VANGUARD STAR FUND/LIFESTRATEGY
 AND TOTAL INTERNATIONAL PORTFOLIOS
VANGUARD TAX-MANAGED FUND
VANGUARD/TRUSTEES EQUITY FUND
VANGUARD VARIABLE INSURANCE FUND
VANGUARD WORLD FUND


Please Vote Immediately!

You can vote by mail, telephone, or our website . . .
      details can be found on the enclosed proxy insert.


      YOUR VANGUARD FUND WILL HOST A SPECIAL MEETING OF SHAREHOLDERS ON JUNE 30, 1998, AT OUR HEADQUARTERS IN MALVERN, PENNSYLVANIA. THE PURPOSE IS TO VOTE ON SOME IMPORTANT PROPOSALS AFFECTING THE FUND.

      THE FIRST FEW PAGES OF THIS BOOKLET SUMMARIZE VANGUARD'S PROPOSALS AND EXPLAIN THE PROXY PROCESS-INCLUDING HOW TO CAST YOUR VOTES. BEFORE YOU VOTE, PLEASE READ THE FULL TEXT OF THE PROXY STATEMENT FOR A COMPLETE UNDERSTANDING OF OUR PROPOSALS.


PROPOSAL 1:     REORGANIZATION INTO A DELAWARE BUSINESS TRUST

We want to reorganize your Fund into a Delaware business trust. Currently, your Fund is organized as either a Maryland Corporation or a Pennsylvania business trust.

WHY? We expect this administrative change to save most Funds (and, ultimately, their shareholders) a substantial amount of money in state taxes each year-$13,000 for Convertible Securities Fund, $172,000 for Explorer Fund, $44,000 for Horizon Fund, $184,000 for Morgan Growth Fund, $471,000 for PRIMECAP Fund, $525,000 for Specialized Portfolios, $94,000 for Tax-Managed Fund and $931,000 for World Fund, at current asset levels. The savings realized would reduce these Fund's expenses. STAR Fund/LifeStrategy and Total International Portfolios, Trustees' Equity Fund, and Variable Insurance Fund would not realize tax savings as a result of the change, but they would benefit from the efficiency of being organized the same way as all other Vanguard Funds.

KEY POINTS: The reorganization would not change your Fund's investment objective or policies (except for any changes approved by shareholders under Proposal 2). Your Fund also would keep the same Directors, officers, investment advisers, and auditors.


PROPOSAL 2: SIX CHANGES TO INVESTMENT LIMITATIONS

We want to make a number of minor changes to the Vanguard Funds' fundamental investment limitations. Not all of these changes relate to your Fund; you will have the opportunity to vote separately on each change that does apply. Proposal 2a is the most important of these. It concerns an interfund lending program that we would like to establish for all Funds. This program would permit your Fund to borrow money from other Vanguard Funds as needed to make redemptions while awaiting payment for securities that it has sold. In addition, your Fund could lend its cash reserves to other Vanguard Funds to meet their temporary borrowing needs.

WHY: Normally, your Fund has sufficient cash on hand to meet redemption requests. If not, however, the Fund can either delay paying shareholders for up to seven days-not an acceptable alternative-or pay them immediately by taking out a temporary loan. A temporary loan through the interfund lending program could be cheaper and easier for your Fund than borrowing from a bank. By lending money to other Funds through this program, your Fund could earn a better rate of interest on its cash reserves than it might receive from a bank.

KEY POINTS: The interfund lending program would feature a number of safeguards to make sure it is fair and beneficial to all Vanguard Funds. One especially important safeguard is this: No Fund could borrow or lend money in the program unless it would get a more favorable interest rate than a typical bank would offer.


PROPOSAL 3:  SWITCH TO DOLLAR-BASED VOTING RIGHTS

We want to amend the Treasury Fund's Declaration of Trust to switch from share-based voting rights to dollar-based voting rights. This is the type of voting rights that all other Vanguard Funds propose to offer their shareholders after reorganizing into Delaware business trust form. (See the description of Proposal 1.)

WHY: When funds offer multiple portfolios-something that your Fund doesn't do now, but may do in the future-the share prices of the different portfolios typically diverge over time. If voting is share-based, owners of lower-priced shares end up with a disproportionate amount of clout on issues voted at the fund level. Dollar-based voting keeps shareholders' voting rights in proportion with their relative financial interests.

KEY POINTS: The change to dollar-based voting rights will have no immediate impact on your Fund, since it offers only one portfolio at this time.

                                     - Q&A-

Q.       I'm a small investor. Why should I bother to vote?

A. Your vote makes a difference. If numerous shareholders just like you fail to vote their proxies, your Fund may not receive enough votes to go forward with its meeting. If this happens, we'll need to mail proxies again-a costly proposition for your Fund!

Q. I've owned shares of Vanguard Funds for several years. Why is this the first notice I've received about a shareholder meeting?

A. Unlike publicly traded companies, most mutual funds do not hold shareholder meetings every year. Instead, they undertake this expensive process only when significant issues requiring shareholder approval come up-such as your Fund's plan to save on taxes by changing its form of organization. The last time all Vanguard Funds held shareholder meetings was in 1993.

Q.       Who gets to vote?

A. Any person who owned shares of your Fund on the "record date," which was March 16, 1998, gets to vote-even if the investor later sold the shares. Shareholders are entitled to cast one vote for each Fund share owned on the record date.

Q.       How can I vote?

A.       You can vote in any one of four ways:

         - Through the Internet at www.proxyvote.com (or by going to www.vanguard.com and clicking on "Proxy Voting").

         - By telephone, with a toll-free call to the number listed on your proxy card.

         -        By mail, with the enclosed ballot.

         -        In person at the meeting.

We encourage you to vote by Internet or telephone, using the 12-digit "control" number that appears on your proxy card. These voting methods will save your Fund a good deal of money (no return-mail postage!). Whichever method you choose, please take the time to read the full text of our proxy statement before you vote.

Q.       Is it hard to vote by Internet?

A. Not at all! If you have not yet visited Vanguard's website-at www.vanguard.com-this is a great opportunity to check it out. Scan our website and, when you're ready, click on the "Proxy Voting" link on our homepage to access www.proxyvote.com (the voting location). Problems? Please call us at 1-800-891-5345.


Q.    I plan to vote by mail. How should I sign my proxy card?

A. If you are an individual account owner, please sign exactly as your name appears on the proxy card. Either owner of a joint account may sign the proxy card, but the signer's name must exactly match one that appears on the card. You should sign proxy cards for other types of accounts in a way that indicates your authority (for instance, "John Brown, Custodian").

                      VANGUARD CONVERTIBLE SECURITIES FUND
                             VANGUARD EXPLORER FUND
                             VANGUARD HORIZON FUND
                          VANGUARD/MORGAN GROWTH FUND
                             VANGUARD/PRIMECAP FUND
                       VANGUARD SELECTED VALUE PORTFOLIO
                        VANGUARD SPECIALIZED PORTFOLIOS
                        VANGUARD STAR FUND/LIFESTRATEGY
                       AND TOTAL INTERNATIONAL PORTFOLIOS
                           VANGUARD TAX-MANAGED FUND
                         VANGUARD/TRUSTEES EQUITY FUND
                        VANGUARD VARIABLE INSURANCE FUND
                              VANGUARD WORLD FUND

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     Your Vanguard Fund will host a Special Meeting of Shareholders on TUESDAY, JUNE 30, 1998, AT 9:30 A.M., EASTERN TIME. This will be a joint meeting for all the Vanguard Funds listed above. It will be held at Vanguard's Malvern, Pennsylvania headquarters, at 100 Vanguard Boulevard, in the Majestic Building. At the meeting, we'll ask shareholders to vote on:

     1. A proposal to reorganize your Fund into a Delaware business trust.

     2. Six proposed changes to your Fund's fundamental investment limitations (none of which would alter your Fund's current investment objective).

     3. Any other business properly brought before the meeting.

                                By Order of the Board of Directors/Trustees
                                Raymond J. Klapinsky, Secretary
                                100 Vanguard Boulevard
                                Malvern, PA 19355

April 13, 1998

                            YOUR VOTE IS IMPORTANT!
YOU CAN VOTE EASILY AND QUICKLY BY TOLL-FREE TELEPHONE CALL, AT OUR WEBSITE, OR BY MAIL. JUST FOLLOW THE SIMPLE INSTRUCTIONS THAT APPEAR ON YOUR ENCLOSED PROXY CARD. PLEASE HELP YOUR FUND AVOID THE EXPENSE OF A FOLLOW UP MAILING BY VOTING TODAY!

                 VANGUARD VARIABLE ANNUITY PLAN CONTRACT OWNERS

    Please turn the page for important information about your voting rights.

                 VANGUARD VARIABLE ANNUITY PLAN CONTRACT OWNERS

You have the right to instruct your annuity provider--either Providian Life & Health Insurance Company, First Providian Life & Health Insurance Company or Ameritas Life Insurance Company--on how to vote the Vanguard Variable Insurance Fund shares held under your plan contract. You can issue voting instructions for these shares by toll-free telephone call, at our website, or by mail. Just follow the simple instructions that appear on your enclosed proxy card. Note that your annuity provider will "shadow vote" any Fund shares for which contract owners fail to provide voting instructions. This means that the uninstructed shares will be voted in proportionately the same manner--either "For," "Against," or "Abstain"--as the instructed shares.

                      VANGUARD CONVERTIBLE SECURITIES FUND
                             VANGUARD EXPLORER FUND
                             VANGUARD HORIZON FUND
                          VANGUARD/MORGAN GROWTH FUND
                             VANGUARD/PRIMECAP FUND
                       VANGUARD SELECTED VALUE PORTFOLIO
                        VANGUARD SPECIALIZED PORTFOLIOS
                        VANGUARD STAR FUND/LIFESTRATEGY
                       AND TOTAL INTERNATIONAL PORTFOLIOS
                           VANGUARD TAX-MANAGED FUND
                         VANGUARD/TRUSTEES EQUITY FUND
                        VANGUARD VARIABLE INSURANCE FUND
                              VANGUARD WORLD FUND

                        SPECIAL MEETING OF SHAREHOLDERS
                                 JUNE 30, 1998

                                PROXY STATEMENT

                                  INTRODUCTION
                                  ------------
     This is a combined proxy statement for the twelve Vanguard Funds listed at the top of this page. We've divided the proxy statement into five parts:

   Part 1-- An Overview begins on page 2.
   Part 2-- Your Fund's Proposals--the longest part--also begins on page 2.
   Part 3-- More on Proxy Voting and Shareholder Meetings begins on page *.
   Part 4-- Fund Information begins on page *.
   Part 5-- Director/Trustee Information begins on page *.

     Please be sure to read the entire proxy statement before casting your vote. Questions? Call us at 1-800-891-5345 (individual investors) or 1-800-523-1188 (participants in company-sponsored retirement plans administered by Vanguard). This proxy statement was first mailed to shareholders the week of April 13, 1998.

PART 1--AN OVERVIEW

     The Board of Directors/Trustees has sent you this proxy statement to ask for your vote on several proposals affecting your Fund. This table summarizes the proposals and how they apply to the twelve Vanguard Funds that have scheduled a shareholder meeting for June 30, 1998.

                 PROPOSAL                             FUNDS AFFECTED
                 --------                             --------------
 1.  Reorganization into a Delaware
       Business Trust                         All Funds
 2.  Investment Limitation Changes
     a. Interfund lending program             All Funds
     b. Standard limits on borrowing money
           pledging assets                    Convertible Securities Fund,
                                                Explorer Fund, PRIMECAP
                                                Fund, Morgan Growth Fund,
                                                STAR Fund/LifeStrategy and
                                                Total International
                                                Portfolios, Variable
                                                Insurance Fund, World Fund
     c. Investments in securities owned by
           affiliates                         Convertible Securities Fund,
                                                PRIMECAP Fund, Specialized
                                                Portfolios, STAR Fund/
                                                LifeStrategy and Total
                                                International Portfolios
     d. Investments in unseasoned
           companies                          Convertible Securities Fund,
                                                Morgan Growth Fund,
                                                Convertible Securities Fund,
                                                STAR Fund/LifeStrategy and
                                                Total International
                                                Portfolios, Trustees' Equity
                                                Fund, World Fund
     e. Investments in cash reserves          STAR Portfolio only
     f. Standard limits on investments in
           futures and options                Tax-Managed Fund

--------------------------------------------------------------------------------

PART 2--YOUR FUND'S PROPOSALS

PROPOSAL 1. REORGANIZATION INTO A DELAWARE BUSINESS TRUST (ALL FUNDS)

     The Board of Directors/Trustees has approved a plan to reorganize your Fund into a Delaware business trust. THE PURPOSE OF THE REORGANIZATION IS TO REDUCE THE AMOUNT OF STATE TAXES THAT THE VANGUARD FUNDS PAYS ANNUALLY. To proceed with the reorganization plan, we need shareholder approval. The next few pages of this proxy statement discuss important details of the reorganization plan, including the following:

     - Why we want to reorganize your Fund.
     - How we plan to accomplish the reorganization.
     - How the reorganization will affect your Fund.
     - How a Delaware business trust compares to your Fund's current legal structure.
     - How many shareholder votes we need to approve the reorganization.

A.  WHY WE WANT TO REORGANIZE YOUR FUND

     MOST FUNDS WILL PAY LESS TAXES AS BUSINESS TRUSTS. This is true of Convertible Securities Fund, Explorer Fund, Horizon Fund, Morgan Growth Fund, PRIMECAP Fund, Selected Value Portfolio, Specialized Portfolios, Tax-Managed Fund and World Fund. Each of these Funds currently pays foreign franchise taxes to the Commonwealth of Pennsylvania. This tax applies to these Funds because they are headquartered in Pennsylvania and are "foreign" corporations--that is, organized as corporations under the laws of a different state, Maryland. If these Funds were instead organized in the form of a business trust (as many mutual funds are), they would be exempt from the Pennsylvania foreign franchise tax. As business trusts, these Funds would be subject to a different tax, the Pennsylvania county personal property tax. However, Pennsylvania counties generally have stopped assessing personal property taxes. This is because the Pennsylvania Supreme Court is expected to declare the personal property tax unconstitutional. (The U.S. Supreme Court declared a similar North Carolina tax unconstitutional in 1996.) We believe it unlikely that the Vanguard Funds, as reorganized, would become subject to the personal property tax in the foreseeable future. If the personal property tax were reinstated, or any similar state tax were imposed, we would re-evaluate the Funds' options at that time.

     The following table shows (i) the amount of Pennsylvania foreign franchise taxes paid by your Fund for its last fiscal year; and (ii) the amount of Pennsylvania personal property taxes that your Fund would have paid if it had been organized as a business trust for the last fiscal year.

                                     LAST YEAR'S         SAME BILL AS A
             FUND               PENNSYLVANIA TAX BILL    BUSINESS TRUST
             ----               ---------------------    --------------
Convertible Securities Fund           $ 13,000                 $0
Explorer Fund                         $172,000                 $0
Horizon Fund                          $ 44,000                 $0
Morgan Growth Fund                    $184,000                 $0
PRIMECAP Fund                         $471,000                 $0
Selected Value Portfolio              $ 10,000                 $0
Specialized Portfolios                $525,000                 $0
STAR Fund/LifeStrategy and
  Total International
  Portfolios                          $      0                 $0
Tax-Managed Fund                      $ 94,000                 $0
Trustees' Equity Fund                 $      0                 $0
Variable Insurance Fund               $      0                 $0
World Fund                            $931,000                 $0

     "Last Year's Pennsylvania Tax Bill" is the approximate amount that we expect to save your Fund ANNUALLY by reorganizing it into a Delaware business trust. These anticipated savings are based on the size of your Fund during its last fiscal year. If your Fund grows, so will the amount of its tax savings as a business trust. Of course, the ONE-TIME costs of reorganizing will offset your Fund's tax savings to a limited extent. These costs, which mostly relate to the printing, mailing and tabulation of proxies, are estimated at $8,000 for Convertible Securities Fund, $142,00 for Explorer Fund, $55,000 for Horizon Fund, $105,000 for Morgan Growth Fund, $310,000 for PRIMECAP Fund, $385,000 for Specialized Portfolios, $420,000 for STAR Fund/Lifestrategy and Total International Portfolios, $21,000 for Tax-Managed Fund, $39,000 for Trustees' Equity Fund, $78,000 for Variable Insurance Fund, $11,000 for Selected Value Portfolio, and $646,000 for World Fund.

     SOME FUNDS ARE ALREADY ORGANIZED AS BUSINESS TRUSTS. This is true of STAR Fund/LifeStrategy and Total International Portfolios, Trustees' Equity Fund, and Variable Insurance Fund. Each of these Funds is currently organized as a PENNSYLVANIA business trust, and therefore pays no Pennsylvania foreign franchise taxes. We propose to reorganize these Funds into DELAWARE business trusts to take advantage of that state's more favorable mutual fund climate, and to gain the administrative convenience of having it organized the same way as all other Vanguard Funds. The change will not increase or decrease these Funds' tax liability.

     DELAWARE LAW IS FAVORABLE TO MUTUAL FUNDS. We have proposed to reorganize your Fund as a DELAWARE business trust because that state's business trust law contains provisions that are well-suited to mutual funds. The "move" to Delaware will be largely on paper; your Fund will continue to operate out of Pennsylvania, just as it does now.

B.  HOW WE PLAN TO ACCOMPLISH THE REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION. The Board of Directors has approved a written Agreement and Plan of Reorganization for your Fund. This document spells out the terms and conditions that will apply to your Fund's reorganization into a Delaware business trust.

     THREE STEPS TO REORGANIZE. In essence, the reorganization will be a three-step process. The first step is already taken: We have established a Delaware business trust especially for your Fund. Prior to the reorganization, this trust will issue a single share--to your Fund. Second, if this proposal is approved, your Fund will transfer all of its assets and liabilities to the trust. As part of this second step, the trust will open an account for each Fund shareholder. The trust will then credit these accounts with the exact number of full and fractional shares that each shareholder owned in the Fund on the reorganization date. And third, we will dissolve your Fund's Maryland corporate entity.

     EFFECTIVE AS SOON AS PRACTICABLE. If approved by shareholders, the reorganization will take place as soon as feasible after your Fund receives the necessary regulatory approvals and legal opinions. We think this could be accomplished by October of 1998. However, at any time prior to the reorganization, the Board of Directors may decide that it is in the best interest of your Fund and its shareholders not to go forward with this project. If that happens, your Fund will continue to operate as it is currently organized.

C.  HOW THE REORGANIZATION WILL AFFECT YOUR FUND

     YOUR FUND'S INVESTMENT OBJECTIVE, POLICIES, INVESTMENT ADVISERS AND FISCAL YEAR WILL STAY THE SAME. The reorganization will not change any of these. However, we are asking shareholders to waive temporarily any existing investment restrictions that would otherwise prohibit the reorganization. (For instance, many mutual funds are prohibited from acquiring control of any company. As part of the reorganization, however, your Fund would be acquiring control of the newly-formed trust.) Your vote in favor of the reorganization will operate as a temporary waiver of any such restrictions.

     THE REORGANIZATION WILL HAVE NO IMPACT ON YOUR FUND'S SHARE PRICE. On the day of the reorganization, the newly-formed trust's share price will be the same as that of your Fund. The reorganization will not cause your Fund's share price to go up or down, and you will own the same number of shares. Any declared but undistributed dividends or capital gains for your Fund will carry over in the reorganization.

     YOUR FUND'S EXISTING DIRECTORS/TRUSTEES WILL BE REELECTED. Federal securities laws require that at least one-half of your Fund's Directors/Trustees be elected by shareholders. While your Fund more than meets this standard now, that technically will not be true once it reorganizes as a trust. Rather than call another shareholder meeting to vote on Trustees after the reorganization, we will treat shareholder approval of this proposal as authorization to elect your Fund's current Board members to the same positions with the trust. This approach will avoid the considerable expense of printing, mailing and tabulating more proxies after the reorganization. (Please refer to Part 5 of this proxy statement for detailed information concerning your Directors/Trustees.)

     YOUR FUND'S EXISTING INDEPENDENT AUDITORS WILL BE RATIFIED. We will treat shareholder approval of the reorganization as ratification of your Fund's existing independent auditors, Price Waterhouse, LLP.

     Price Waterhouse is the independent auditor for all Vanguard Funds. In this role, Price Waterhouse audits and certifies the Funds' financial statements. Price Waterhouse also reviews the Funds' Annual Reports to Shareholders and their filings with the U.S. Securities and Exchange Commission. Neither Price Waterhouse nor any of its partners has any direct or material indirect financial interest in the Vanguard Funds. If you wish to request the attendance of a Price Waterhouse representative at the shareholder meeting, you should contact the Fund's Secretary at 100 Vanguard Boulevard, Malvern, PA 19355.

     THE REORGANIZATION IS CONDITIONED ON TAX FREE TREATMENT AT THE FEDERAL LEVEL. We fully expect that the reorganization will have no federal income tax consequences for you or your Fund. We will not proceed with the reorganization until this point is confirmed by an IRS ruling or opinion of counsel. Following the reorganization, from a tax standpoint, the adjusted basis of your Fund shares will be the same as before. We do not expect shareholders to incur any personal state or local taxes as a result of the reorganization, but you should consult your own tax adviser to be sure.

     VOTING RIGHTS WILL BE BASED ON THE DOLLAR AMOUNT OF YOUR INVESTMENT. After the reorganization, your voting rights will become "dollar-based"--which is a different voting rights system than your Fund uses now. Currently, all Vanguard Funds provide shareholders with one vote for each share that they own. This share-based system treats shareholders equitably so long as all shares of a particular Fund have the same share price. However, fairness tends to erode when a Fund offers more than one series of shares (we often refer to these as "portfolios"), or more than one class of shares. The share prices of a Fund's different portfolios inevitably diverge over time due to their different investment programs. Similarly, the share prices of a Fund's different share classes will deviate over time because of their different expense structures. As a result, when issues are voted at the Fund level, the owners of lower-priced shares have relatively greater voting clout than the owners of higher-priced shares. The change to dollar-based voting will ensure that shareholders' voting rights remain proportionate to their financial interests. Many Vanguard Funds currently offer only one portfolio or class of shares, however, dollar-based voting rights would apply to any additional portfolios or share classes that these Funds might offer in the future.

     YOUR FUND WILL STOP ISSUING SHARE CERTIFICATES AND WILL CONVERT ANY OUTSTANDING SHARE CERTIFICATES TO RECORD ENTRY FORM. In today's financial world, very few investors hold share certificates as physical evidence of their mutual fund investments. Instead, investors' mutual fund holdings are maintained and accounted for as "record entries" on the fund's computer system. The main problems with share certificates are that:

     - They present opportunities for theft, loss and fraud--and therefore offer less protection to shareholders, rather than more.

     - They're especially inconvenient--you must return your certificates to the fund before your shares can be redeemed or exchanged.

     In light of these downsides and the minimal demand for share certificates, your Fund will stop issuing them after the reorganization. In addition, your Fund will convert any outstanding share certificates to record entry form. This will not happen automatically; we will arrange conversion details separately with the Fund's certificate holders. (This change will have no effect on Variable Insurance Fund, which doesn't currently issuer share certificates.)

D.  HOW A DELAWARE BUSINESS TRUST COMPARES TO YOUR FUND'S CURRENT LEGAL
    STRUCTURE

     Federal securities laws have much to say about the way that mutual funds operate, but they do not cover every aspect of a fund's existence. State law and each fund's governing documents fill in most of the gaps. The following discussion compares the state law and documents currently governing your Fund with the state law and documents that will apply if it reorganizes as a Delaware business trust. This discussion is not a comprehensive review of all technical distinctions between the different legal structures. (You or your attorney would need to review the laws and Fund documents first-hand for that sort of analysis.) We simply want you to know how a Delaware business trust compares in certain key areas to a Maryland corporation or Pennsylvania business trust--your Fund's present legal structure.

     SHAREHOLDER LIABILITY. Shareholders of a Fund organized as a Maryland corporation generally have no personal liability for the Fund's obligations. By contrast, shareholders of a Fund organized as a Pennsylvania business trust theoretically could have this type of liability if the Fund had no remaining assets to pay its obligations. A Delaware business trust offers shareholders essentially the same amount of protection from personal liability as a Maryland corporation.

     DIRECTOR/TRUSTEE LIABILITY AND INDEMNIFICATION. With a Maryland corporation, Directors cannot be held liable for their activities in that role so long as they perform their duties in good faith, prudently and in the Fund's best interests. The same is generally true for the Trustees of a Pennsylvania or Delaware business trust, if so provided in the Fund's governing documents. Under each legal structure, the Fund can indemnify its Directors/Trustees from claims and expenses arising out of their service to the Fund--unless, that is, a Director/ Trustee has acted improperly in a particular matter.

     SHAREHOLDER VOTING RIGHTS AND MEETINGS. Under a Fund organized as a Maryland corporation or a Pennsylvania business trust, shareholders' voting rights currently are based on the number of shares that they own. As we explained on page *, as a Delaware business trust, your Fund would shift to a dollar-based voting rights system. As a Maryland corporation, a Fund generally must call a shareholder meeting if one is requested in writing by investors entitled to cast 25% or more of the Fund's votes. For a Pennsylvania business trust, 20% is the required percentage. As Delaware business trusts, the funds will adopt a 25% standard.

     SHARE CERTIFICATES. Funds organized as Maryland corporations generally issue share certificates to their investors upon request. Funds organized as Pennsylvania or Delaware business trusts are not required to issue share certificates. As explained on page *, following the reorganization, your Fund will stop issuing share certificates and will convert any outstanding certificates to record entry form.

E.  HOW MANY SHAREHOLDER VOTES WE NEED TO APPROVE THE REORGANIZATION

     To go forward with the reorganization, a majority of your Fund's outstanding shares on April 13, 1998 must vote in favor of this proposal. YOUR FUND'S BOARD OF DIRECTORS/TRUSTEES RECOMMENDS THAT YOU APPROVE THE REORGANIZATION.

PROPOSAL 2. SIX CHANGES TO FUNDAMENTAL INVESTMENT LIMITATIONS

     2a.  INTERFUND LENDING PROGRAM (ALL FUNDS)

     We want to establish an interfund lending program for all Vanguard Funds, including the ones that are not covered in this proxy statement. The program will allow the Vanguard Funds to loan money to each other if--and only if--it makes good financial sense to do so on both sides of the transaction. THE FUNDS WILL NOT USE THIS PROGRAM TO LEVERAGE THEIR INVESTMENTS. The U.S. Securities and Exchange Commission has granted permission for the Vanguard Funds to partici-pate in this program, subject to several conditions. We need shareholder approval, as well. In the following paragraphs we explain these important points:

     - Why your Fund would want to borrow money.
     - Why your Fund would want to lend money.
     - How the interfund lending program will work.
     - What safeguards will ensure fair and beneficial treatment of your Fund.
     - What your Fund's new investment limitation will say.
     - How many shareholder votes we need to approve the interfund lending program.

     YOUR FUND WOULD BORROW MONEY TO MEET REDEMPTION REQUESTS WHILE AWAITING THE PROCEEDS OF SECURITIES SALES. Normally, your Fund has sufficient cash on hand to satisfy all redemption requests. However, at times your Fund could be short on cash while awaiting settlement of its securities trades (typically a three business day process). While the law permits your Fund to defer redemption payments for up to seven days, we know that shareholders prefer to be paid immediately. This is the sole circumstance--and an unusual one, at that--under which your Fund would want to borrow money.

     YOUR FUND ROUTINELY LENDS MONEY TO BANKS--THROUGH REPURCHASE AGREEMENTS--TO GENERATE INCOME ON ITS CASH RESERVES. All Funds--including your own--maintain cash reserves to satisfy day-to-day redemption requests. Funds put their cash reserves to work by entering into repurchase agreements with banks (and other institutions, as well). In essence, these transactions are loans from the Fund to a bank. The Fund acquires a short-term, high quality security from the bank, who, in turn, agrees to buy that same security back from the Fund the next day--at a higher price. The difference between the purchase and resale prices represents the Fund's "interest" on the loan.

     THE NEW PROGRAM WILL LET VANGUARD MATCH THE BORROWING AND LENDING NEEDS OF DIFFERENT FUNDS--TO EVERYONE'S BENEFIT. On a given day, some Vanguard Funds may wish to meet redemptions by borrowing money from banks, and other Vanguard Funds may wish to generate additional income by lending money to banks. Under the interfund lending program, Vanguard could match borrowing Funds with lending Funds. Vanguard would then arrange loans between the matched Funds, in keeping with a master loan agreement and the SEC's conditions for this program. By dealing with each other instead of banks, the Funds will be able to borrow money more cheaply and loan money more profitably. This is because (i) there will be no bank fees for these transactions, and (ii) we will have eliminated the banks' spread--that is, the difference between the rates that they typically charge borrowers and pay lenders. In addition, the interfund lending program will allow the Funds to forego the otherwise prudent--but expensive--step of maintaining a committed line of credit with a bank to cover any emergency borrowing needs. (We estimate that, altogether, the Vanguard Funds will save more than $800,000 annually by eliminating the need for a committed line of credit.)

     INTERFUND LOANS WILL PRESENT VERY LITTLE CREDIT RISK. When it lends money to another Fund, your Fund would be subject to credit risk--the possibility that the other Fund might fail to repay the loan. But your Fund faces this same type of risk when it lends money to a bank, through a repurchase agreement. And we believe that the risk is extremely small in both cases. Below we describe various safeguards designed to minimize the credit risk of interfund loans.

     THESE SAFEGUARDS ARE IN PLACE TO ENSURE FAIR AND BENEFICIAL TREATMENT OF ALL VANGUARD FUNDS. No Vanguard Fund will be permitted to borrow or lend through the program unless it gets a more favorable interest rate than is available from a typical bank. Other important protections for your Fund include these points:

     (i) Interfund loan rates will be determined by a pre-established formula based on quotations from independent banks.

     (ii) Funds that borrow money must fully secure their interfund loans OR have total assets at least 10 times greater than the amount of the loan.

    (iii) Equity Funds will be permitted to loan no more than 5% of their net assets through the interfund lending program; bond Funds could lend no more than 7.5%; and money market Funds could lend no more than 10%.

     (iv) All interfund loans will be very short-term. They must be repaid within the time it takes for securities trades to settle, not to exceed seven days.

     (v) No Fund can use the interfund lending program to borrow an amount larger than 125% of its total net cash redemptions for the preceding seven calendar days.

     (vi) A lending Fund may call in its loans on one business day's notice to the borrowing Fund.

    (vii) Each Fund will continue to maintain non-committed loan arrangements with banks to provide for situations where an interfund loan is not possible or beneficial.

    (viii) Each Fund's Board of Directors/Trustees will monitor the interfund lending program to make sure that the interfund loan rate formula and the Fund's participation in the program continue to be appropriate.

     YOUR FUND WILL ADOPT A NEW INVESTMENT POLICY TO PROVIDE FOR INTERFUND LOANS. Your Fund's existing investment policies on borrowing and lending do not allow for interfund loans. If shareholders approve this proposal, we'll adopt a new investment policy which states that your Fund can borrow and lend money through the interfund loan program so long as it complies with SEC conditions.

We'll designate this new policy as "fundamental," meaning that your Fund will not be able to change it in the future without shareholder approval.

     HOW MANY SHAREHOLDER VOTES WE NEED TO APPROVE INTERFUND
LENDING. Shareholders of each Fund's separate portfolios (if any) will vote separately on this proposal. Each Fund or portfolio's participation in the interfund lending program must be approved by the lesser of (i) a majority of the Fund or portfolio's outstanding shares on April 13, 1998, or (ii) 67% of the shares voted, so long as more than 50% of the shares actually vote. YOUR FUND'S BOARD OF DIRECTORS/TRUSTEES RECOMMENDS THAT YOU APPROVE THE INTERFUND LENDING PROGRAM.

2b. BORROWING MONEY AND PLEDGING ASSETS (CONVERTIBLE SECURITIES FUND, EXPLORER FUND, MORGAN GROWTH FUND, PRIMECAP FUND, TRUSTEES' EQUITY FUND, VARIABLE INSURANCE FUND, WORLD FUND)

     We want to establish standard limits on (i) the total amount of money that each Vanguard Fund can borrow from all sources and (ii) the assets that each Fund can pledge to secure any loans. This proposal ties in with proposal 2a., concerning the interfund lending program. BY STANDARDIZING THE FUNDS' BORROWING AND PLEDGE LIMITS, WE EXPECT TO SIMPLIFY VANGUARD'S ADMINISTRATION OF THE INTERFUND LENDING PROGRAM. As you can see from the following table, currently there is a good deal of variation in the Funds' stated borrowing and pledge limitations:

             FUND                 BORROWING LIMIT        PLEDGE LIMIT
             ----                 ---------------        ------------
Convertible Securities Fund      10% of total       5% of total assets
                                   assets
Explorer Fund                    15% of net assets  10% of total assets
Morgan Growth Fund               10% of net assets  5% of total assets
PRIMECAP Fund                    10% of net assets  5% of total assets
STAR Fund/LifeStrategy and       5% of assets,      5% of assets at
  Total International              taken at the       market value
  Portfolios                       lower of market
                                   value or cost
Trustees' Equity Fund            10% of net assets  No stated limit
Variable Insurance Fund          15% of net assets  5% of total assets
World Fund                       10% of total       15% of total assets
                                   assets

     The Funds' different investment objectives do not explain the variations in their borrowing and pledge limits. Rather, these variations arise from the fact that many different attorneys and regulators have worked with the Funds over the years. We would like to realign these Funds' limits with the other Vanguard Funds by establishing a uniform 15% OF NET ASSETS limitation on any money borrowed or assets pledged. Any future changes to this policy would require shareholder approval. Keep in mind that borrowing money and pledging assets are not integral parts of your Fund's investment program. As we explained in the interfund lending discussion, your Fund would borrow money only to meet redemptions while awaiting the proceeds of securities sales.

     HOW MANY SHAREHOLDER VOTES WE NEED TO APPROVE THE 15% BORROWING AND PLEDGE LIMIT. Shareholders of each Fund's separate portfolios (if any) will vote separately on this proposal. Each Fund's or portfolio's adoption of the 15% borrowing and pledge limit must be approved by the lesser of (i) a majority of the Fund's or portfolio's outstanding shares on April 13, 1998, or (ii) 67% of the shares voted, so long as more than 50% of the shares actually vote. YOUR FUND'S BOARD OF DIRECTORS/TRUSTEES RECOMMENDS THAT YOU APPROVE THE STANDARD BORROWING AND PLEDGE LIMITS.

     2c. INVESTMENTS IN SECURITIES OWNED BY AFFILIATES (CONVERTIBLE SECURITIES FUND, PRIMECAP FUND, SPECIALIZED PORTFOLIOS, STAR FUND/LIFESTRATEGY AND TOTAL INTERNATIONAL PORTFOLIOS, WORLD FUND)

     We want to eliminate your Fund's policy of avoiding investments in securities issued by companies whose securities are owned in certain amounts by Directors, officers, and key advisory personnel. THIS POLICY IS WELL-INTENTIONED, BUT WRONGLY FOCUSED AND UNNECESSARY FOR YOUR FUND. Having originated many years ago with now obsolete state securities laws, which were intended to prevent conflicts of interest in the management of mutual funds, the policy substantially states that your Fund will not:

        Purchase or retain any security if (i) one or more officers, directors or partners of the Fund or its investment adviser individually owns or would own, directly or beneficially, more than 1/2 of 1 percent of the securities of such issuer, and (ii) in the aggregate such persons own or would own or would own more than 5% of such securities.

     Confused? You're not alone. Preventing conflicts of interest in fund management is, of course, a critically important objective. However, we believe that your Fund's Code of Ethics is the best way to accomplish this objective. The Code of Ethics, which has been adopted in accordance with SEC rules, restricts the private investment activities of Directors, officers, key advisory personnel and a wide range of Vanguard employees. Our Code of Ethics supplements management's separate fiduciary obligation to act with the Fund's best interests at heart. It places the burden of avoiding potential conflicts squarely on those who would stand to gain by inappropriately influencing or benefiting from your Fund's investment program. The current policy takes the opposite approach--it potentially restricts your Fund's investments. In other words, the current policy subordinates your Fund's investment interests to those of its Directors, officers and key advisory personnel. We believe that this is wrong.

     HOW MANY SHAREHOLDER VOTES WE NEED TO ELIMINATE THE POLICY CONCERNING INVESTMENTS IN SECURITIES OWNED BY AFFILIATES. Shareholders of each Fund's separate portfolios (if any) will vote separately on this proposal. Each Fund's or portfolio's elimination of this policy will require approval by the lesser of
(i) a majority of the Fund's or portfolio's outstanding shares on April 13, 1998, or (ii) 67% of the shares voted, so long as more than 50% of the shares actually vote. YOUR FUND'S BOARD OF DIRECTORS/TRUSTEES RECOMMENDS THAT YOU VOTE TO ELIMINATE THIS POLICY.

     2d. INVESTMENTS IN UNSEASONED COMPANIES (CONVERTIBLE SECURITIES FUND, MORGAN GROWTH FUND, STAR FUND/LIFESTRATEGY AND TOTAL INTERNATIONAL PORTFOLIOS, TRUSTEES' EQUITY FUND, WORLD FUND)

     We want to eliminate your Fund's policy for not investing more than 5% of its assets in securities issued by companies that have fewer than three years operating history, taking into account any predecessors. Like the investment policy discussed in proposal 2c above, this "unseasoned companies" policy originated many years ago with now obsolete state securities laws.

     FOR MOST FUNDS, THE UNSEASONED COMPANIES POLICY IS UNDULY RESTRICTIVE. Each Fund adheres to a carefully crafted investment strategy, under which its investment advisers analyze many factors in determining whether to purchase or sell a company's securities. Age would normally be one of these factors, in that less seasoned companies may involve greater than average investment risks. However, we believe that it is preferable to manage your Fund's investment risks based on an overall assessment of the financial prospectus of particular companies. By contrast, the current policy requires your Fund to use issuer age as a sort of "litmus test" in the investment process.

     FOR STAR FUND/LIFESTRATEGY AND TOTAL INTERNATIONAL PORTFOLIOS, THE UNSEASONED COMPANIES POLICY IS SIMPLY IRRELEVANT. These portfolios operate as "funds of funds," meaning that they invest solely in other Vanguard Funds. Because the portfolios do not invest in companies (other than mutual funds), the question of whether a company has greater or fewer than three years operating history is moot.

     HOW MANY SHAREHOLDER VOTES WE NEED TO ELIMINATE THE POLICY CONCERNING INVESTMENTS IN UNSEASONED COMPANIES. Shareholders of each Fund's separate portfolios will vote separately on this proposal. Each Fund's or portfolio's elimination of the policy will require approval by the lesser of (i) a majority of the Fund's or portfolio's outstanding shares on April 13, 1998, or (ii) 67% of the shares voted, so long as more than 50% of the shares actually vote. YOUR FUND'S BOARD OF DIRECTORS/TRUSTEES RECOMMENDS THAT YOU VOTE TO ELIMINATE THIS POLICY.

     2e.  INVESTMENTS IN CASH RESERVES (STAR PORTFOLIO ONLY)

     HOW MANY SHAREHOLDER VOTES WE NEED TO CHANGE THE PORTFOLIO'S CASH RESERVES POLICY. The change will require approval by the lesser of (i) a majority of the Portfolio's outstanding shares on April 13, 1998, or (ii) 67% of the shares voted, so long as more than 50% of the shares actually vote. YOUR FUND'S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE TO APPROVE THE NEW CASH RESERVES POLICY.

     2f.  INVESTMENTS IN FUTURES AND OPTIONS (TAX-MANAGED FUND)

     We want to amend your Fund's current policy concerning investments in futures and options. Your Fund already has the ability to invest in futures and options, however, it's subject to stricter percentage limits on these activities than other Vanguard Funds. WHILE THERE ARE NO PLANS TO INCREASE YOUR FUND'S INVESTMENTS IN FUTURES AND OPTIONS, WE'D LIKE TO MAKE ITS POLICY ON THESE INVESTMENTS CONSISTENT WITH OTHER VANGUARD FUNDS. In the following paragraphs we explain these important points:

     - How futures and options work.
     - How your Fund uses bond futures and options.
     - What special risks are involved with futures and options.
     - What your Fund's revised futures and options policy would say as compared to the current policy.
     - How many shareholder votes we need to approve the revised futures and options policy.

     Throughout this discussion, we'll use the simple term "futures and options" to describe (i) stock and bond futures contracts, (ii) stock and bond options, and (iii) options on stock and bond futures contracts.

     FUTURES AND OPTIONS ARE WAYS TO LOCK IN A STOCK OR BOND PRICE, OR PARTICIPATE IN THE PRICE MOVEMENT OF A STOCK OR BOND. These instruments are really contracts. With a futures contract, you agree to buy or sell a specified stock or bond at a specified price on a specified date. Option contracts are similar, but more flexible. They give you a right--but not the obligation--to buy or sell a specified stock or bond at a specified price during a specified period of time. In both cases, any earnings are measured by the amount of any increase in the value of the underlying securities over the life of the contract. On the other hand, potential losses are measured differently under the two strategies. With futures, your losses will match any negative price swings in the underlying securities. By contrast, with options, potential losses are limited to the amount that you've paid for the contract.

     LIKE OTHER VANGUARD FUNDS, YOUR FUND USES FUTURES AND OPTIONS FOR THREE PRINCIPAL REASONS, NONE OF WHICH INVOLVES SPECULATION. Cash management is the first--and most important--reason your Fund uses futures and options. By purchasing futures or options, the Fund can participate in the earnings of an underlying stock or bond--without actually putting up the cash to acquire these securities. This strategy helps the Fund maintain sufficient cash on hand to meet daily redemption requests. In addition, during periods of particular uncertainty in the marketplace, it buys the Fund time in deciding how to commit its cash. Hedging is the second reason your Fund uses futures and options. That is, the Fund can protect itself against price declines in securities that it already owns, or intends to purchase, by locking in prices with futures or options. More favorable pricing is the third reason your Fund uses futures and options. Sometimes, it's possible to acquire futures or options at better prices, or for lower transaction costs, than the underlying securities. In these cases, the Fund might choose to buy futures or options instead of the underlying securities.

     FUTURES INVOLVE SPECIAL RISKS--CONTROLLABLE ONES, IN OUR VIEW. Futures raise four particular concerns for investors. These concerns (which do not apply to options) revolve around liquidity, leverage, price correlation, and risk of loss. Permit us to explain:

     - LIQUIDITY. When buying a futures contract, there's no guarantee that you'll be able to close it out prior to the specified settlement date. To minimize the risk of being stuck holding an unwanted futures contract, your Fund buys futures only if (i) they are traded on a national securities exchange, and (ii) they appear to have a liquid secondary market.

     - LEVERAGE. Relatively small fluctuations in the price of underlying securities can generate substantial losses for futures traders. This is because futures trading is so leveraged; you typically can buy futures contracts with a margin deposit of 5%, or even less. YOUR FUND COUNTERACTS THE LEVERAGE INHERENT IN FUTURES TRADING BY ALWAYS SETTING ASIDE CASH OR OTHER LIQUID ASSETS IN THE AMOUNT OF ITS NET FUTURES OBLIGATIONS.

     - PRICE CORRELATION. The whole point of hedging with futures is to mimic the investment returns of securities that the investor either holds, or intends to buy. Sometimes, however, futures prices do not rise and fall in sync with the targeted securities. If this happens, the investor's hedging strategy may fall through, to an extent.

     - RISK OF LOSS. Losses from trading futures are potentially unlimited. Gains and losses on trading futures (and options) depend on the portfolio managers ability to predict the direction of stock and bond markets and other economic factors.

     YOUR FUND WILL INCREASE ITS PERCENTAGE LIMITS ON INVESTMENTS IN FUTURES AND OPTIONS TO MATCH OTHER VANGUARD FUNDS. Other Vanguard Funds are permitted to invest in futures and options so long as: (i) the sum of its initial margin deposits on open futures contracts does not exceed 5% of a Fund's total assets; and (ii) the sum of its outstanding futures and options obligations does not exceed 20% of a Fund's total assets. However, for your Fund, the applicable limits are 3% of total assets and 5% of total assets, respectively. If shareholders approve this proposal, we'll amend your Fund's futures and options limits to match other Vanguard Funds. This change will permit--but certainly not require--the Fund to invest a greater amount of its assets in futures and options. We do not expect to increase the Fund's futures and options investments at any time in the foreseeable future--this really is just a matter of conforming your Fund to a Vanguard standard. Also, the three reasons that your Fund uses futures and options--cash management, hedging, and more favorable pricing--will remain the same. The revised policy will be designated as "fundamental," meaning that your Fund will not be able to change it in the future without shareholder approval.

     HOW MANY SHAREHOLDER VOTES WE NEED TO ADOPT STANDARD LIMITS ON THE FUND'S INVESTMENTS IN FUTURES AND OPTIONS. Shareholders of the Fund's separate portfolios will vote separately on this proposal. Each portfolio's approval of the revised policy will require approval by the lesser of (i) a majority of the portfolio's outstanding shares on April 13, 1998, or (ii) 67% of the shares voted, so long as more than 50% of the shares actually vote. YOUR FUND'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE NEW POLICY.

--------------------------------------------------------------------------------

PART 3--MORE ON PROXY VOTING AND SHAREHOLDER MEETINGS

     This section provides information on a number of topics relating to proxy voting and shareholder meetings.

     PROXY SOLICITATION METHODS. Your Fund will solicit shareholder proxies in a variety of ways. All shareholders who are entitled to vote will receive these proxy materials by mail. In addition, Vanguard employees and officers may solicit shareholder proxies in person, by telephone or through the Internet. We may also arrange for an outside firm, Shareholder Communications Corporation, to solicit shareholder votes by telephone on the Fund's behalf. This procedure, which is expected to cost the Fund approximately $4 per shareholder vote, will be employed only after all more cost-effective means of soliciting shareholder votes have been exhausted.

     PROXY SOLICITATION COSTS. Your Fund will pay all costs of soliciting proxies from its own shareholders, including costs relating to the printing, mailing and tabulation of proxies. By voting immediately, you can help your Fund avoid the considerable expense of a second solicitation.

     QUORUM. In order for the shareholder meeting to forward, your Fund must achieve a quorum. This means that a majority of your Fund's shares must be represented at the meeting--either in person or by proxy. All returned proxies count towards a quorum, regardless of how they are voted ("For," "Against" or

"Abstain"). Your Fund will count broker non-votes towards a quorum, but not towards the approval of any proposals. (Broker non-votes are shares for which (i) the underlying owner has not voted and (ii) the broker holding the shares does not have discretionary authority to vote on the particular matter.)

     REVOKING YOUR PROXY. You may revoke your proxy at any time up until voting results are announced at the shareholder meeting. You can do this by writing to your Fund's Secretary, Raymond J. Klapinsky, at 100 Vanguard Boulevard, Malvern, PA 19355 or by voting in person at the meeting. In addition, you can revoke a prior proxy simply by voting again--using your original proxy card, by toll-free telephone call, or at our website.

     SHAREHOLDER PROPOSALS. Any shareholder proposals to be included in the proxy statement for your Fund's next annual or special meeting must be received by the Fund within a reasonable period of time prior to that meeting. Your Fund has no current plans to hold an annual or special meeting in 1999.

     NOMINEE ACCOUNTS. Upon request, the Vanguard Funds will reimburse nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Funds' shares. Please submit invoices for our review to Vanguard Financial Center, P.O. Box 2600, Valley Forge, PA 19482.

     ANNUAL/SEMI ANNUAL REPORTS. Your Fund's most recent annual and semi annual reports to shareholders are available at no cost. To request a report, please call us toll-free at 1-800-662-2739 or write us at Vanguard Financial Center, P.O. Box 2600, Valley Forge, PA 19482.

     LITIGATION.  Your Fund is not involved in any litigation.

     OTHER MATTERS. At this point, we know of no other business to be brought before the shareholder meeting. However, if any other matters do come up, we will use our best judgment to vote on your behalf. If you object to our voting other matters on your behalf, please tell us so in writing before the meeting.

     THE VANGUARD GROUP, INC. Your Fund is a member of The Vanguard Group, Inc., the only mutual mutual fund company. Vanguard is owned jointly by the Funds it oversees (and therefore by the shareholders of those Funds). Vanguard provides the Funds--more than 95 distinct investment portfolios--with their corporate management, administrative and distribution services on an at-cost basis.

--------------------------------------------------------------------------------

PART 4--FUND INFORMATION

     This section contains background information about your Fund and its investment adviser(s).

A.  YOUR FUND (AS OF MARCH   , 1998)

                            FUND       NET ASSETS    OUTSTANDING       5%
      FUND NAME          INCEPTION       ($000)         SHARES       OWNERS*
      ---------          ---------     ----------    -----------     -------
CONVERTIBLE SECURITIES
  FUND                      1986
EXPLORER FUND               1967
HORIZON FUND
Aggressive Growth           1995
Asset Allocation            1995
Capital Opportunity         1995
Global Equity               1995
MORGAN GROWTH FUND          1968
PRIMECAP FUND               1984
SPECIALIZED PORTFOLIOS
Energy                      1984
Gold and Precious
  Metals                    1984
Health Care                 1984
Utilities Income            1992
SELECTED VALUE
  PORTFOLIO                 1996
STAR FUND
STAR                        1985
LifeStrategy Income         1994
LifeStrategy
  Conservative Growth       1994
LifeStrategy Moderate
  Growth                    1994
LifeStrategy Growth         1994
Total International         1996
TAX-MANAGED FUND
Balanced                    1994
Growth and Income           1994
Capital Appreciation        1994
TRUSTEES' EQUITY FUND
International               1983
U.S.                        1980

                            FUND       NET ASSETS    OUTSTANDING       5%
      FUND NAME          INCEPTION       ($000)         SHARES       OWNERS*
      ---------          ---------     ----------    -----------     -------
VARIABLE INSURANCE
  FUND
Money Market                1991
High-Grade Bond             1991
High Yield Bond             1996
Balanced                    1991
Equity Income               1993
Equity Index                1991
Growth                      1993
Small Company Growth        1996
International               1994
WORLD FUND
International Growth        1981
U.S. Growth                 1959

------------------------------------------

*SEC rules require each Fund to tell you name and address of any person known to be the beneficial owner of more than 5% of the Fund's (or a portfolio's) outstanding shares. The Fund must also tell you how many shares such persons own and what percentage of the Fund (or portfolio) these shares represent.

B.  YOUR FUND'S INVESTMENT ADVISER(S)

         FUND NAME                    ADVISER NAME AND ADDRESS
         ---------                    ------------------------
CONVERTIBLE SECURITIES FUND   Oaktree Capital Management
                                550 South Hope Street, 22nd Floor
                                Los Angeles. CA 90071
EXPLORER FUND                 Granahan Investment Management, Inc.
  (3 ADVISERS)                  275 Wyman Street
                                Waltham, MA 02154
                              Wellington Management Company, LLP
                                75 State Street
                                Boston, MA 02109
                              The Vanguard Group, Inc.
                                100 Vanguard Boulevard
                                Malvern, PA 19355

         FUND NAME                    ADVISER NAME AND ADDRESS
         ---------                    ------------------------
HORIZON FUND
Aggressive Growth             The Vanguard Group, Inc.
Global Asset Allocation       Strategic Investment Management
                                1001 19th Street North, 16th Floor
                                Arlington, VA 22209
Capital Opportunity           PRIMECAP Management Company
                                225 South Lake Avenue
                                Pasadena, CA 91101
Global Equity                 Marathon Asset Management Limited
                                115 Shaftesbury Avenue, London
MORGAN GROWTH FUND            Wellington Management Company, LLP
  (3 ADVISERS)                  Franklin Portfolio Associates, LLC
                                Two International Place
                                Boston, MA 02109
                              The Vanguard Group, Inc.
PRIMECAP FUND                 PRIMECAP Management Company
SPECIALIZED PORTFOLIOS
Energy                        Wellington Management Company, LLP
Health Care                   Same
Utilities Income              Same
Gold and Precious Metals      M&G Investment Management Limited
                                3 Minister Court, Great Tower Street
                                London, England EC3R 7XH
REIT Index                    The Vanguard Group, Inc.
SELECTED VALUE PORTFOLIO      Barrow, Hanley, Mewhinney & Strauss
                                One McKinney Plaza
                                3232 McKinney Avenue, 15th Floor
                                Dallas, TX 75204
STAR FUND
STAR                          The Vanguard Group, Inc. (see above)
LifeStrategy Income           Same
LifeStrategy Conservative     Same
  Growth
LifeStrategy Moderate Growth  Same
LifeStrategy Growth           Same

         FUND NAME                    ADVISER NAME AND ADDRESS
         ---------                    ------------------------
TAX-MANAGED FUND
Balanced                      Same
Growth and Income             Same
Capital Appreciation          Same
TRUSTEES' EQUITY FUND
International Value           UBS International Investment London
                                Limited
                                Triton Court, 14 Finsbury Square
                                London, England EC2A 1PD
U.S. Portfolio                Geewax Terker & Company
                                99 Starr Street
                                Phoenixville, PA 19460
VARIABLE INSURANCE FUND
Money Market                  The Vanguard Group, Inc.
High-Grade Bond               Same
High Yield Bond               Wellington Management Company, LLP
Balanced                      Same
Equity Income                 Newell Associates
                                525 University Avenue
                                Palo Alto, CA 94301
Equity Index                  The Vanguard Group, Inc.
Growth                        Lincoln Capital Management Company
                                200 South Wacker Drive
                                Chicago, IL 60606
Small Company Growth          Granahan Investment Management Company
International                 Schroder Capital Management
                                International, Inc.
                                33 Gutter Lane
                                London, England EC2V 8AS
WORLD FUND
International Growth          Same
U.S. Growth                   Lincoln Capital Management Company

--------------------------------------------------------------------------------

PART 5--DIRECTOR/TRUSTEE INFORMATION

     Your "yes" vote on the reorganization proposal (see page 2) will be treated as a vote to elect each of your Fund's current Directors/Trustees to the position of Trustee with the newly-organized Delaware business trust. Following the reorganization, the Trustees will serve until the next election or until their terms are for some reason terminated.

     This section provides detailed information about the individual Directors/Trustees. The information presented includes:

     - The backgrounds and qualifications of the Directors/Trustees.
     - The identity of your Fund's principal executive officers.
     - How many Fund shares are owned by management.
     - How often the Board and its committees meet.
     - How Directors/Trustees are compensated.

A.  THE BACKGROUNDS AND QUALIFICATIONS OF DIRECTORS/TRUSTEES

     Except as otherwise noted, the individuals listed below currently serve as Directors/Trustees of The Vanguard Group, Inc. and all Vanguard Funds. The mailing of address of the Directors/Trustees is P.O. Box 876, Valley Forge, PA 19482.

                                       PRINCIPAL OCCUPATION DURING THE
           NAME              AGE    LAST 5 YEARS AND OTHER DIRECTORSHIPS
           ----              ---    ------------------------------------
John C. Bogle(1)             68    Senior Chairman of the Board and
                                     Director of The Vanguard Group, Inc.,
                                     and all Vanguard Funds; Director of
                                     The Mead Corporation, General
                                     Accident Insurance Company, and
                                     Chris-Craft Industries, Inc.
John J. Brennan(1)           43    Chairman of the Board, Director,
                                     President and Chief Executive Officer
                                     of The Vanguard Group, Inc., and all
                                     Vanguard Funds
Robert E. Cawthorn           62    Chairman Emeritus and Director of
                                     Rhone-Poulenc Rorer, Inc.; Managing
                                     Director of Global Health Care
                                     Partners/DLJ Merchant Banking
                                     Partners; Director of Sun Company,
                                     Inc., and Westinghouse Electric Corp.
Barbara Barnes Hauptfuhrer   69    Director of The Great Atlantic and
                                     Pacific Tea Co., IKON Office
                                     Solutions, Inc., Raytheon Co.,
                                     Knight-Ridder, Inc., Massachusetts
                                     Mutual Life Insurance Co., and Ladies
                                     Professional Golf Association;
                                     Trustee Emerita of Wellesley College
Bruce K. MacLaury(3)         66    President Emeritus of The Brookings
                                     Institution; Director of American
                                     Express Bank Ltd., The St. Paul
                                     Companies, Inc., and National Steel
                                     Corp.

                                       PRINCIPAL OCCUPATION DURING THE
           NAME              AGE    LAST 5 YEARS AND OTHER DIRECTORSHIPS
           ----              ---    ------------------------------------
Burton G. Malkiel(2)         65    Chemical Bank Chairman's Professor of
                                     Economics, Princeton University;
                                     Director of Prudential Insurance Co.
                                     of America, Amdahl Corp., Baker
                                     Fentress & Co., The Jeffrey Co., and
                                     Southern New England
                                     Telecommunications Co.
Alfred M. Rankin, Jr.        56    Chairman, President, and Chief
                                     Executive Officer of NACCO
                                     Industries, Inc.; Director of NACCO
                                     Industries, The BFGoodrich Co., and
                                     the Standard Products Co.
John C. Sawhill              61    President and Chief Executive Officer
                                     of The Nature Conservancy; formerly,
                                     Director and Senior Partner of
                                     McKinsey & Co. and President of New
                                     York University; Director of Pacific
                                     Gas and Electric Co., Procter &
                                     Gamble Co., and NACCO Industries
James O. Welch, Jr.          66    Retired Chairman of Nabisco Brands,
                                     Inc.; retired Vice Chairman and
                                     Director of RJR Nabisco; Director of
                                     TECO Energy, Inc., and Kmart Corp.
J. Lawrence Wilson           61    Chairman and Chief Executive Officer of
                                     Rohm & Haas Co.; Director of Cummins
                                     Engine Co., and The Mead Corporation;
                                     Trustee of Vanderbilt University

---------------
(1) Messrs. Bogle and Brennan are considered "interested persons" because they serve as Fund officers, as well as Directors/Trustees.
(2) Mr. Malkiel does not serve as a Director of Vanguard Equity Income Fund.
(3) Mr. MacLaury does not serve as a Director/Trustee of Vanguard Municipal Bond Fund or the Vanguard State Tax-Free Funds.

B.  PRINCIPAL EXECUTIVE OFFICERS

     The following individuals are the principal executive officers of The Vanguard Group, Inc., and all Vanguard Funds. Each principal executive officer has held substantially the same position with the Funds for the last five years or more (except that Mr. Brennan succeeded Mr. Bogle as Chairman of the Board on January 31, 1998). Their mailing address is P.O. Box 876, Valley Forge, PA 19482.

        NAME           AGE                    OFFICE
        ----           ---                    ------
John C. Bogle          68     Senior Chairman of the Board
John J. Brennan        43     Chairman of the Board, President and
                                Chief Executive Officer
Raymond J. Klapinsky   59     Secretary
Richard F. Hyland      60     Treasurer
Karen E. West          51     Controller

C.  FUND SHARES OWNED BY DIRECTORS/TRUSTEES

     Messrs. Bogle and Brennan each have invested substantially all of their assets in the Vanguard Funds. The independent Directors/Trustees are also committed to investing a significant portion of their assets in the Funds. All Directors/Trustees allocate their investments among more than 95 Vanguard Funds based on their own investment needs. Their aggregate Vanguard investments totaled over $79.5 million as of December 31, 1997. The total amount of Fund shares beneficially owned by each Director/Trustee as of that date, along with the year in which each individual became a Director/Trustee of the Vanguard Funds appears below. As of December 31, 1997, the Directors/Trustees and officers owned less than 1% of each Fund's total outstanding shares.

JOHN C. BOGLE (1966)
     Explorer Fund--22,837 shares; Horizon Fund-Global Asset Allocation Portfolio--2,543 shares; Morgan Growth Fund--1,269 shares [7,924 shares]; PRIMECAP Fund--[24,106 shares]; Specialized Portfolios-Gold and Precious Metals Portfolio--3,335 shares; Tax Managed Fund (TMF)-Balanced Portfolio--116,566 shares [78,812 shares]; TMF-Capital Appreciation Portfolio--20,667 shares [76,960 shares]; Trustees Equity Fund-U.S. Growth Portfolio--16,541 shares [16,541 shares]; World Fund (WF)-International Growth Portfolio--7,080 shares; WF-U.S. Growth Portfolio--7,666 shares [15,623 shares]; all Vanguard Funds--1,655,037 shares [701,163 shares] NOTE: The bracketed amounts represent shares held by charitable and related trusts created by Mr. Bogle, in which he disclaims ownership, control or voting power.

JOHN J. BRENNAN (1987)
     Explorer Fund--5,170 shares; Horizon Fund-Capital Opportunity Portfolio--1,862 shares; Morgan Growth Fund--7,071 shares; PRIMECAP Fund--3,588 shares; STAR Fund-Total International Portfolio--10,676 shares; Tax Managed Fund-Growth and Income Portfolio--16,773 shares; Trustees Equity Fund-International Value Portfolio--374 shares; Variable Insurance Fund Balanced Portfolio--908 shares; World Fund (WF)-International Growth Portfolio--6,445 shares; WF-U.S. Growth Portfolio--2,911 shares; all Vanguard Funds--684,779 shares.

ROBERT E. CAWTHORN (1992)
     Specialized Portfolios-REIT Index Portfolio--16,835 shares; STAR Fund-STAR Portfolio--38,208 shares; Trustees Equity Fund-International Value Portfolio--4,894 shares; all Vanguard Funds--8,369,629 shares.

BARBARA B. HAUPTFUHRER (1972)
     Convertible Securities Fund--756 shares; Explorer Fund--695 shares; Morgan Growth Fund--3,445 shares; PRIMECAP Fund--2,724 shares; Specialized Portfolios-Gold and Precious Metals Portfolio--525 shares; STAR Fund-STAR Portfolio--19,797 shares; STAR Fund-Total International Portfolio--902 shares; Trustees Equity Fund-International Value Portfolio--3,592 shares; World Fund-International Growth Portfolio--717 shares; all Vanguard Funds--1,910,269 shares.

BRUCE K. MACLAURY (1989)
     All Vanguard Funds--20,373 shares.

BURTON G. MALKIEL (1977)
     Trustees Equity Fund-International Value Portfolio--1,804 shares; all Vanguard Funds--520,104 shares.

ALFRED M. RANKIN, JR. (1992)
     Explorer Fund--3,788 shares; PRIMECAP Fund--3,615 shares; World Fund-International Growth Portfolio--3,220 shares; all Vanguard Funds--436,834 shares.

JOHN C. SAWHILL (1991)
     Horizon Fund (HF)-Aggressive Growth Portfolio--11,785 shares; HF-Capital Opportunity Portfolio--1,005 shares; HF-Global Asset Allocation Portfolio--5,710 shares; HF-Global Equity Portfolio--5,849 shares; Tax Managed Fund-Capital Appreciation Portfolio--15,969 shares; all Vanguard Funds--790,828 shares.

JAMES O. WELCH, JR. (1971)
     Explorer Fund--1,275 shares; Morgan Growth Fund--1,362 shares; PRIMECAP Fund--39,897 shares; World Fund (WF)-International Growth Portfolio--3,087 shares; WF-U.S. Growth Portfolio--3,376 shares; all Vanguard Funds--144,797 shares.

J. LAWRENCE WILSON (1985)
     Horizon Fund-Global Equity Portfolio--10,902 shares; Specialized Portfolios-REIT Index Portfolio--36,250 shares; STAR Fund-STAR Portfolio-- 10,487 shares; Tax Managed Fund-Capital Appreciation Portfolio--8,891 shares; all Vanguard Funds--311,590 shares.

D.  BOARD AND COMMITTEE MEETINGS

     During 1997, your Fund's Board of Directors/Trustees held 11 meetings.

     Your Board has a standing Compensation, Nomination and Audit Committee, which consists of all Directors/Trustees who are not "interested persons" of the Fund (that is, all but Messrs. Bogle and Brennan). During 1997, the Committee held 2 meetings. The Committee's role is to:

     1. Evaluate the performance of your Fund's officers and employees.

     2. Develop and approve the compensation arrangements for your Fund's officers and employees.

     3. Interview, evaluate and recommend to shareholders candidates for election your Fund's Board of Directors/Trustees. (The Committee will consider shareholder nominations for Director/Trustee; please write to Mr. Wilson, Chairman of the Committee.)

     4. Select your Fund's independent accountants and review their fees.

     5. Oversee your Fund's internal controls.

     Following the reorganization, your Fund's Board of Trustees will form a similar committee.

E.  DIRECTOR/TRUSTEE COMPENSATION

     The same individuals serve as Directors/Trustees of all Vanguard Funds, and each Fund pays a proportionate share of the Directors'/Trustees' compensation. The Funds employ their officers on a shared basis, as well. However, officers are compensated by The Vanguard Group, Inc., not the Funds. The reorganization (Proposal 1) will not change the compensation arrangements described in this section.

     INDEPENDENT DIRECTORS/TRUSTEES. The Funds compensate their independent Directors/Trustees--that is, the ones who are not also officers of the Fund--in three ways:

     - The independent Directors/Trustees receive an annual fee for their service to the Funds, which is subject to reduction based on absences from scheduled Board meetings.

     - The independent Directors/Trustees are reimbursed for the travel and other expenses that they incur in attending Board meetings.

     - Upon retirement, the independent Directors/Trustees receive an aggregate annual fee of $1,000 for each year served on the Board, up to fifteen years of service. This annual fee is paid for ten years following retirement, or until the Director's/Trustee's death.

     "INTERESTED" DIRECTORS/TRUSTEES. The Funds' interested Directors/ Trustees--Messrs. Bogle and Brennan--receive no compensation for their service in that capacity. However, they are paid by The Vanguard Group, Inc. for services that include their role as officers of the Funds.

     COMPENSATION TABLES. The following tables provide compensation details for each of the Directors/Trustees. For each Fund covered in this proxy statement, we list the amounts paid as compensation and accrued as retirement benefits by that Fund for each Director/Trustee. In addition, the last table shows the total amount of benefits that we expect each Director/Trustee to receive from all Vanguard Funds upon retirement, and the total amount of compensation paid to each Director/Trustee by all Vanguard Funds. All information shown in this section relates to each Fund's most recent fiscal year.

                             CONVERTIBLE SECURITIES
                                      FUND                            EXPLORER FUND
     DIRECTORS/         AGGREGATE      ACCRUED PENSION/      AGGREGATE      ACCRUED PENSION/
      TRUSTEES         COMPENSATION   RETIREMENT BENEFITS   COMPENSATION   RETIREMENT BENEFITS
      --------         ------------   -------------------   ------------   -------------------
Bogle                    None            None                 None            None
Brennan                  None            None                 None            None
Cawthorn                 $53              $6                  $796            $ 96
Hauptfuhrer              $53              $8                  $796            $115
MacLaury                 $58              $8                  $846            $109
Malkiel                  $53              $5                  $801            $ 77
Rankin                   $53              $4                  $796            $ 60
Sawhill                  $53              $5                  $796            $ 72
Welch                    $53              $6                  $796            $ 88
Wilson                   $53              $4                  $796            $ 64

                                  HORIZON FUND                      MORGAN GROWTH FUND
     DIRECTORS/         AGGREGATE      ACCRUED PENSION/      AGGREGATE      ACCRUED PENSION/
      TRUSTEES         COMPENSATION   RETIREMENT BENEFITS   COMPENSATION   RETIREMENT BENEFITS
      --------         ------------   -------------------   ------------   -------------------
Bogle                    None            None                 None             None
Brennan                  None            None                 None             None
Cawthorn                 $190             $23
Hauptfuhrer              $190             $27
MacLaury                 $200             $27
Malkiel                  $191             $18
Rankin                   $190             $14
Sawhill                  $190             $17
Welch                    $190             $21
Wilson                   $190             $15

                                 PRIMECAP FUND                    SPECIALIZED PORTFOLIOS
     DIRECTORS/         AGGREGATE      ACCRUED PENSION/      AGGREGATE      ACCRUED PENSION/
      TRUSTEES         COMPENSATION   RETIREMENT BENEFITS   COMPENSATION   RETIREMENT BENEFITS
      --------         ------------   -------------------   ------------   -------------------
Bogle                       None         None                 None             None
Brennan                     None         None                 None             None
Cawthorn                  $1,562          188$
Hauptfuhrer               $1,562          225$
MacLaury                  $1,659          215$
Malkiel                   $1,572          151$
Rankin                    $1,576          119$
Sawhill                   $1,562          141$
Welch                     $1,562          173$
Wilson                    $1,562          125$

                                   STAR FUND                         TAX-MANAGED FUND
     DIRECTORS/         AGGREGATE      ACCRUED PENSION/      AGGREGATE      ACCRUED PENSION/
      TRUSTEES         COMPENSATION   RETIREMENT BENEFITS   COMPENSATION   RETIREMENT BENEFITS
      --------         ------------   -------------------   ------------   -------------------
Bogle                    None            None                 None                 None
Brennan                  None            None                 None                 None
Cawthorn
Hauptfuhrer
MacLaury
Malkiel
Rankin
Sawhill
Welch
Wilson

                             TRUSTEES' EQUITY FUND               VARIABLE INSURANCE FUND
     DIRECTORS/         AGGREGATE      ACCRUED PENSION/      AGGREGATE      ACCRUED PENSION/
      TRUSTEES         COMPENSATION   RETIREMENT BENEFITS   COMPENSATION   RETIREMENT BENEFITS
      --------         ------------   -------------------   ------------   -------------------
Bogle                      None          None                 None            None
Brennan                    None          None                 None            None
Cawthorn                                                      $648             $78
Hauptfuhrer                                                   $648             $94
MacLaury                                                      $692             $89
Malkiel                                                       $653             $63
Rankin                                                        $648             $49
Sawhill                                                       $648             $58
Welch                                                         $648             $72
Wilson                                                        $648             $52

                            SELECTED VALUE PORTFOLIO                    WORLD FUND
     DIRECTORS/         AGGREGATE      ACCRUED PENSION/      AGGREGATE      ACCRUED PENSION/
      TRUSTEES         COMPENSATION   RETIREMENT BENEFITS   COMPENSATION   RETIREMENT BENEFITS
      --------         ------------   -------------------   ------------   -------------------
Bogle                    None            None                 None            None
Brennan                  None            None                 None            None
Cawthorn                 $40              $5                 $3,670           $441
Hauptfuhrer              $40              $6                 $3,670           $530
MacLaury                 $45              $5                 $3,909           $506
Malkiel                  $41              $4                 $3,696           $356
Rankin                   $40              $3                 $3,670           $279
Sawhill                  $40              $4                 $3,670           $331
Welch                    $40              $5                 $3,670           $407
Wilson                   $40              $3                 $3,670           $294

                             ALL VANGUARD FUNDS(1)
     DIRECTORS/         AGGREGATE      ACCRUED PENSION/
      TRUSTEES         COMPENSATION   RETIREMENT BENEFITS
      --------         ------------   -------------------
Bogle                       None          None
Brennan                     None          None
Cawthorn                 $13,000         $70,000
Hauptfuhrer              $15,000         $70,000
MacLaury                 $12,000         $65,000
Malkiel                  $15,000         $70,000
Rankin                   $15,000         $70,000
Sawhill                  $15,000         $70,000
Welch                    $15,000         $70,000
Wilson                   $15,000         $70,000

---------------

(1) All Directors/Trustees serve as such for 35 Vanguard Funds, except for Messrs. Malkiel and MacLaury, who serve on the Boards of 34 and 28 Vanguard Funds, respectively.

VOTE BY TOUCH-TONE PHONE OR THE INTERNET
---- -- ----- ---- ----- -- --- --------
                                                                 [SHIP LOGO]
                                                          The VANGUARD Group (R)
CALL TOLL-FREE: 1-800-690-6903 OR VISIT OUR WEBSITE
WWW.VANGUARD.COM OR WWW.PROXYVOTE.COM

12-DIGIT CONTROL NUMBER:

(See enclosed insert for further instructions to vote by phone/internet)

Please detach at perforation before mailing


                       ("FUND")
PROXY SOLICITED BY THE BOARD OF DIRECTORS

By my signature below, I appoint John J. Brennan, J. Lawrence Wilson and Raymond J. Klapinsky as my attorneys to vote all Fund shares that I am entitled to vote at the Special Meeting of Shareholders to be held in the Majestic Building, Room 118A, Vanguard Financial Center, 100 Vanguard Boulevard, Malvern, PA on June 30, 1998 at 9:30 A.M., E.T. and at any adjournments of the meeting. Any one or more of Messrs. Brennan, Wilson and Klapinsky may vote my shares, and they may appoint substitutes to vote my shares on their behalf. I instruct Messrs. Brennan, Wilson and Klapinsky to vote this proxy as specified on the reverse side, and I revoke any previous proxies that I have executed. I acknowledge receipt of the Fund's Notice of Special Meeting of Shareholders and proxy statement.

                                           PLEASE SIGN, DATE AND RETURN PROMPTLY
                                            IN ENCLOSED ENVELOPE IF YOU ARE NOT
                                                VOTING BY PHONE OR INTERNET




                                           Date -------------------------
                                           NOTE: Please sign exactly as your
                                           name appears on this proxy. When
                                           signing in a fiduciary capacity, such
                                           as executor, administrator, trustee,
                                           attorney, guardian, etc., please so
                                           indicate. Corporate and partnership
                                           proxies should be signed by an
                                           authorized person indicating the
                                           person's title.
                                           -------------------------------------



                                           -------------------------------------
                                       Signature(s)(and Title(s), if applicable)
                           CONTINUED ON REVERSE SIDE
                                                                         VAN-PH3

Please refer to the Proxy Statement discussion of these proposals.
THE PROXY WILL BE VOTED FOR THE PROPOSALS IF YOU DO NOT SPECIFY OTHERWISE.
                        ---
Your appointed attorneys will vote any other matters that arise at the meeting in accordance with their best judgment.
THE BOARD OF DIRECTORS/TRUSTEES RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:
                                                  ---

                  Please detach at perforation before mailing.

             Please vote by checking the appropriate box(es) below.


                                                                                                    FOR     AGAINST    ABSTAIN
1.  To reorganize the Fund into a Delaware business trust. (All Funds)                              [  ]      [  ]      [  ] 1.

2.  To change the Fund's fundamental investment limitations with regards to:

    (a) The interfund lending program. (All Funds)                                                  [  ]      [  ]      [  ] 2a.

    (b) Borrowing money and pledging assets. (Convertible Securities Fund, Explorer Fund,           [  ]      [  ]      [  ] 2b.
        PRIMECAP Fund, Morgan Growth Fund, STAR Fund/LifeStrategy and Total International
        Portfolios, Variable Insurance Fund, World Fund)

    (c) Investments in securities owned by affiliates. (Convertible Securities Fund, PRIMECAP Fund, [  ]      [  ]      [  ] 2c.
        Specialized Portfolios, STAR Fund/LifeStrategy and Total International Portfolios)

    (d) Investments in unseasoned companies. (Convertible Securities Fund, Morgan Growth Fund,      [  ]      [  ]      [  ] 2d.
        STAR Fund/LifeStrategy and Total International Portfolios, Trustees' Equity Fund, World
        Fund)

    (e) Investments in cash reserves. (STAR Portfolio, only)                                        [  ]      [  ]      [  ] 2e.

    (f) Investments in futures and options. (Tax-Managed Fund, only)                                [  ]      [  ]      [  ] 2f.

                          PLEASE SIGN ON REVERSE SIDE                                                                    VAN-PH3